UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

December 11, 2006

Date of report (Date of earliest event reported)

ADVO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11720	06-0885252
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

One Targeting Centre, Windsor, Connecticut 06095

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 285-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A DEFINITIVE AGREEMENT

On December 11, 2006, ADVO, Inc. (the “Company”) amended its five-year master services agreement entered into on April 24, 2006 with Affinity Express, Inc. (AEI), a Delaware corporation having its principal office at 2200 Point Blvd., Suite 130, Elgin, IL 60123. As previously disclosed, the agreement with AEI provides for the outsourcing of the company’s graphic print production services. Such graphic print production services were initially scheduled to be transitioned to AEI in a multi-phase implementation process by January 2007. The amended agreement extends the transition period to December 2007. In addition, the Company and AEI agreed to amend the fee structure to account for the extended transition period. Total fiscal 2007 payments under the original agreement were estimated to be approximately $4.0 million. Under the amended fee structure, the Company estimates total fiscal 2007 payments will be approximately $2.2 million. The Company expects future payments in subsequent years to be approximately $4.0 million per year, subject to the terms and conditions of the amended agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVO, Inc.
Date: December 14, 2006
	By:	/s/ JOHN D. SPERIDAKOS
John D. Speridakos
Vice President & Controller